COMMITTED LINE OF CREDIT NOTE

$7,000,000.00                                                     July 31, 1996


FOR VALUE RECEIVED, DOVER DOWNS ENTERTAINMENT, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of PNC BANK, DELAWARE (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 222 Delaware Avenue, Wilmington, Delaware 19801, or at such other location as the Bank may designate from time to time, the principal sum of SEVEN MILLION AND 00/100 DOLLARS ($7,000,000.00) (the "Facility") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

1. Rate of Interest. Amounts outstanding under this Note will bear interest as follows:

         a. On any outstanding balance equal to or less than $1,000,000.00, interest will be paid at a rate per annum which is at all times equal to the sum of the Prime Rate minus one percent (1.0%);

         b. On any outstanding balance in excess of $1,000,000.00, interest will be paid at a rate per annum which is at all times equal to the sum of the Prime Rate minus one half of one percent (.50%).

Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. As used herein, "Prime Rate" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is not tied to any external rate or index and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest on this Note will change automatically without notice to the Borrower, effective on the date of any such change. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

2. Advances. The Borrower may borrow, repay and reborrow hereunder until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as defined herein). The "Expiration Date" shall mean June 30, 2000, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the initial Expiration Date.

In no event shall the aggregate unpaid principal amount of advances under this Note exceed the maximum available amount as provided in the credit agreement of even date herewith (the "Credit Agreement") establishing the terms and conditions of the line of credit referred to as Facility A.

3. Advance Procedures. A request for advance made by telephone must be promptly confirmed in writing by such method as the Bank may require. The Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.



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4. Payment Terms. Accrued interest will be due and payable on the first day of each month, as billed by the Bank. In addition, the Borrower will make such principal payments as may be required from time to time so that the outstanding balance will not exceed the maximum available amount of the Facility as provided in the Credit Agreement. The outstanding principal balance and any accrued but unpaid interest shall be due and payable in full on the Expiration Date.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the state of Delaware, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

5. Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount becoming due pursuant to the provisions of this Note within 15 calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to five percent (5.0%) of the amount of such payment. Such 15-day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which the Bank may employ. Upon maturity, whether by acceleration, demand or otherwise, and at the option of the Bank upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be three percentage points (3.0%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "Default Rate"). The contract interest rate(s) herein shall continue to apply whether or not judgment shall be entered on this Note.

6. Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty.

7. Other Loan Documents; Assumption of Obligations. This Note is issued in connection with the Credit Agreement, guaranties and related documents, the terms of which are incorporated herein by reference (the "Loan Documents").

The Borrower has agreed to assume and does hereby assume all obligations of Dover Downs, Inc. under a promissory note dated February ___, 1996 in the original amount of $8,000,000.00 and this Note replaces said prior note.

8. Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any other debt, liability or obligation to the Bank of any Borrower or any Guarantor of this Note, including but not limited to any of the foregoing arising under the Loan Documents or any other documents now or in the future securing the obligations of any Borrower or any Guarantor to the Bank;
(iii) the filing by or against any Borrower or any Guarantor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding, or any assignment by any Borrower or any Guarantor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Borrower or any Guarantor held by or deposited with the Bank; (iv) a default with respect to any other indebtedness of any Borrower or any Guarantor for borrowed money in excess of $100,000, if the effect of such default is to cause or permit the acceleration of such debt; (v) [omitted intentionally]; (vi) the entry of a final judgment against any Borrower or any Guarantor in excess of $100,000 and the failure of such Borrower or Guarantor to discharge the judgment within ten days of the entry thereof; (vii) [omitted intentionally]; (viii) any material adverse change in the business, assets, operations, financial

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condition or results of operations of any Borrower or any Guarantor (ix) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor; (x) the death of any individual Borrower or Guarantor or, if any Borrower is a partnership, the death of any individual general partner; (xi) any representation or warranty made by any Borrower or any Guarantor to the Bank in any document, including but not limited to the Loan Documents or any other documents now or in the future securing the obligations of any Borrower or any Guarantor to the Bank, is false, erroneous or misleading in any material respect; or (xii) the failure of any Borrower or any Guarantor to observe or perform any covenant or other agreement with the Bank contained in any document, including but not limited to the Loan Documents or any documents now or in the future securing the obligations of any Borrower or any Guarantor to the Bank. As used herein, the term "Guarantor" will mean any guarantor of the obligations of the Borrower to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder unless and until the default is cured to the Bank's satisfaction; (b) if an Event of Default specified in clause
(iii) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, shall be immediately due and payable without demand or notice of any kind; (c) if an Event of Default specified in clause (i) shall occur and Borrower shall fail to effect a cure of such Event of Default within ten (10) days of notice thereof from the Bank, the outstanding principal balance and accrued interest hereunder, together with any additional amounts payable hereunder, at the option of the Bank and without demand or notice of any kind may be accelerated and become immediately due and payable; (d) if any other Event of Default shall occur and Borrower shall fail to effect a cure of such Event of Default within thirty (30) days of notice thereof from the Bank, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Bank and without further demand or notice of any kind may be accelerated and become immediately due and payable; (e) at the option of the Bank, this Note will bear interest at the Default Rate from the date after the lapse of any applicable cure period with respect to the Event of Default; and (f) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

9. Power to Confess Judgment. The Borrower hereby empowers any attorney of any court of record within the State of Delaware, after the occurrence of any Event of Default hereunder, to appear for the Borrower and confess judgment, or a series of judgments, against the Borrower in favor of the Bank or any holder hereof for the entire principal balance of this Note and all accrued interest, together with costs of suit and an attorney's commission of $2,500.00 added as a reasonable attorney's fee, and for doing so this Note or a copy verified by affidavit shall be a sufficient warrant. Interest on any such judgment shall accrue at the Default Rate.

No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Bank shall elect until such time as the Bank shall have received payment in full of the debt, interest and costs.

10. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power or any acquiescence therein nor shall the action or inaction of the Bank impair any right or power resulting therefrom. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.

Except for notices of default as provided in Section 8 above, the Borrower hereby forever waives presentment, demand, protest, notice of dishonor, notice of nonpayment or default and any other notices of any kind. The Borrower also waives all defenses based on suretyship or impairment of collateral.

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If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and the heirs, executors, administrators, successors and assigns of the Borrower, and the benefits hereof shall inure to the benefit of Bank and its successors and assigns. All references herein to the "Borrower" and "Bank" shall be deemed to apply to the Borrower and Bank and their respective heirs, executors, administrators, successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the state of Delaware. This Note will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the state of Delaware, excluding its conflict of laws rules. The Borrower hereby agrees to the jurisdiction of any state or federal court located within the state of Delaware, and consents that all service of process be sent by nationally recognized overnight courier service directed to Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the date of actual delivery to the Borrower; provided that nothing contained herein will prevent the Bank from bringing any action or exercising any rights against any security or against the Borrower individually, or against any property of the Borrower within any other state or nation to enforce any award or judgment obtained in the venue specified above, or such other venue as the Bank chooses. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted hereunder.

12. Waiver of Jury Trial. The Borrower irrevocably waives any and all rights the Borrower may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this note or any transaction contemplated in any of such documents. The Borrower acknowledges that the foregoing waiver is knowing and voluntary.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution and sealing hereof with the intent to be legally bound hereby.


WITNESS/ATTEST:                         DOVER DOWNS ENTERTAINMENT, INC.


[signature appears here]            By: /s/ Denis McGlynn                (SEAL)
                                        ---------------------------------
                                        Print Name:
                                        President


Borrower's Address:  1131 N. duPont Highway, Dover, DE 19901.






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